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                                                                    EXHIBIT 23.1


LETTERHEAD of   KPMG Peat Marwick LLP



                            Consent of Independent
                         Certified Public Accountants
                         ----------------------------



The Board of Directors
Home Federal Savings and Loan Association of Elgin:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in prospectus.

                                                /s/ KPMG Peat Marwick LLP



Chicago, Illinois
June 12, 1996